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                                                                    Exhibit 99.1

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News Release
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
Contact:
Stacy Hendricks                Mark Lamb                               Gary Koeb
Public Relations Manager       Director, Investor Relations            Director of Marketing
Onyx Software                  Onyx Software                           RevenueLab
(425) 519-9253                 (425) 519-4034                          (312) 321-9476
stacyh@onyx.com                markl@onyx.com                          gkoeb@revenuelab.com
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                                                           For Immediate Release
                                                                 January 9, 2001

                 Onyx Software Acquires Innovative Sales and
                      Marketing Strategy Firm, RevenueLab

       Adds Complementary Services and Tools to Enterprise CRM Platform

Bellevue, Wash. - Onyx Software Corp. (Nasdaq: ONXS) today announced the acquisition of RevenueLab, a pioneer of proprietary go-to-market strategy and revenue acceleration programs. RevenueLab provides the Onyx sales force and Onyx partners with a new level of sales process expertise that strongly complements existing Onyx technology and process consulting. Onyx expects that RevenueLab's enterprise-level revenue acceleration programs and access to top executives will further accelerate its penetration into the large enterprise customer relationship management (CRM) market.

RevenueLab's founders have more than 120 years combined experience developing best practices in sales and marketing strategy, process, training, skills competency and management for blue-chip companies, including most recently EDS, John Hancock, MFS Mutual Funds, Michelin, Microsoft, Perkin-Elmer and Wells Fargo.

RevenueLab personnel joining the Onyx team represent a "who's who" within sales and marketing strategy circles. RevenueLab CEO Kevin J. Corcoran, the former senior vice president of sales and marketing at Learning International and co-author of the best-selling business books, "High Performance Sales
Organizations: Creating Competitive Advantage in the Global Marketplace" and "The Alligator Trap: How to Sell Without Being Turned into a Pair of Shoes", is an industry leader in the sales performance arena. LaVon Koerner, former president of Holden Corporation, is a go-to-market expert and a highly sought-after speaker at sales performance and technology conferences around the world. Kevin Hoffberg, former CEO of Inseon LLC, has created, designed and marketed innovative sales performance concepts and processes for blue-chip firms in a wide variety of industries including financial services and high technology.

"The success of all companies is judged by how quickly they can produce profitable revenues," said Brent Frei, president and CEO of Onyx Software. "Too often companies fall short of this aspiration due to a lack of focused execution and flawed assumptions about how to best penetrate the market. Our world-class software is but one component of an optimal revenue acceleration
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initiative that also requires an effective go-to-market strategy. RevenueLab's thought leadership in this area will help Onyx and its partners to deliver an integrated program designed for success."

Onyx intends to accelerate its penetration into blue-chip accounts by leveraging RevenueLab's existing relationships and account access, leveraging internal application of RevenueLab knowledge and techniques proven to create high-performing sales organizations and strategic account management practices, and creating a unique value proposition for its large consulting partners to create an Onyx practice.

"We are linking our future to Onyx because we've seen the positive impact their technology can have on companies seeking to build industry-leading go-to-market strategies.," said Kevin Corcoran, president of RevenueLab. "Onyx has a leading platform that enables large companies to rapidly transform their customer facing activity. This technology, with our go-to-market expertise, will create a compelling offering for customers and partners seeking to create sustained competitive advantage through improved business strategy and execution."

Onyx Software will host a telephone and Web conference call to discuss the acquisition of RevenueLab and introduce Kevin Corcoran, RevenueLab CEO, who has been named Onyx Software Chief Marketing Officer (see related press release today).

Conference Call Details:
------------------------
When: Tues., January 9, 2:00 p.m. Pacific time.
To participate in the conference call, dial (800) 289-0496. The call will be replayed at the following number: (888) 203-1112. Confirmation Code: 426422

Link for web conference call participation:
http://investor.onyx.com/medialist.cfm

About Onyx Software
--------------------
Onyx Software Corp. (Nasdaq: ONXS) is a global supplier of enterprise-wide, customer-centric e-business applications that connect and power a company's entire e-business world, including customers, partners and sales, marketing and service groups, making total customer and partner information available enterprise-wide. Onyx's products are known for flexibility, reliability and ease of use, resulting in high return on investment, low total cost of ownership and industry-leading customer satisfaction. Onyx operates worldwide, with customers including American Express, Broadwing, Commerce One, Credit Suisse, Dreyfus, FirstWorld Communications, Portland Trail Blazers, Prudential Securities and Sierra Health Services. For more information, call 888-275-6699, email info@onyx.com or visit www.onyx.com.

Forward Looking Statement

This press release contains forward-looking statements. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx's actual results include, but are not limited to, the "Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price" described in our quarterly report on form 10-Q for the quarter ending September 30, 2000. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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